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                                    EXHIBIT 1
                            STATEMENT OF JOINT FILING
                            -------------------------

      Pursuant to Reg. Section 240.13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, the foregoing Schedule 13D is filed on behalf of Mr. Douglas L. Lamb, Ms. Marsha K. Lamb, Crown Properties, LC, Mr. Jerry D. Cash, Mr. James
B. Kite, Jr., and Boothbay Royalty Company.



November 18, 2002                   /s/ Douglas L. Lamb
                                    ------------------------------------
                                    Douglas L. Lamb


November 18, 2002                   /s/ Marsha K. Lamb
                                    ------------------------------------
                                    Marsha K. Lamb


                                    CROWN PROPERTIES, LC

November 18, 2002                   By: /s/ Marsha K. Lamb
                                        --------------------------------
                                    Name:  Marsha K. Lamb
                                    Title: Manager


November 18, 2002                   STP CHEROKEE, INC.

                                    By:  /s/ Jerry D. Cash
                                         ------------------------------------
                                         Jerry D. Cash, President


November 18, 2002                   /s/ Jerry D. Cash
                                    -----------------------------------
                                    Jerry D. Cash


Novmeber18, 2002                    /s/ James B. Kite, Jr.
                                    ------------------------------------
                                    James B. Kite, Jr.


                                    BOOTHBAY ROYALTY COMPANY

November 18, 2002                   By: /s/ James B. Kite, Jr.
                                        --------------------------------
                                    Name:  James B. Kite
                                    Title: President